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   AG SERVICES OF AMERICA, INC.

           EXHIBIT 11.1
COMPUTATION OF EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE
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                                     Year Ended   Year Ended      Year Ended February 28,
                                    February 28, February 29, ---------------------------------------
                                        1997         1996        1995          1994          1993
                                    ------------ ------------ -----------   -----------   -----------
Computation of weighted average
  number of common shares outstanding
  and common equivalent shares: (A)
Primary:
 Common shares outstanding at
  beginning of the period             3,611,350    3,482,634   3,469,534     3,370,700     3,356,000
 Weighted average number of shares
  issued during the period               14,779       55,969       8,610        37,492         4,542
 Weighted average number of shares
  issued under the stock purchase
  plan                                      589           --          --            --            --
 Weighted average common shares
  issued due to conversion of the
  7% convertible subordinated
  debentures                            952,002           --          --            --            --
 Weighted average of the common
  equivalent shares computed using
  the treasury stock method using
  the average market price:
    Options (B)                         237,870      145,758     137,283       145,264       116,386
    Warrants                                 --       24,978      43,237        65,120        47,350
                                    ------------ ------------ -----------   -----------   -----------
Weighted average number of common
  and common equivalent shares        4,816,590    3,709,339   3,658,664     3,618,576     3,524,278
                                    ============ ============ ===========   ===========   ===========

Net income                           $4,345,815   $3,133,240  $2,402,078    $1,966,743    $1,855,927
                                    ============ ============ ===========   ===========   ===========
Earnings per common and common
 equivalent share                         $0.90        $0.84       $0.66         $0.54         $0.53
                                    ============ ============ ===========   ===========   ===========

Fully diluted:
 Common shares outstanding at
  beginning of the period             3,611,350    3,482,634   3,469,534     3,370,700     3,356,000
 Common shares issued due to
  conversion of the 7% convertible
  subordinated debentures this
  period                              1,487,669           --          --            --            --
 Weighted average number of shares
  issued during the period               14,779       55,969       8,610        37,492         4,542
 Weighted average number of shares
  issued under the stock purchase
  plan                                      589           --          --            --            --
 Weighted average of the common
  equivalent shares computed using
  the treasury stock method using
  the year end price, if higher
  than average market price:
    Options (B)                         284,139      200,389     141,194       167,942       144,432
    Warrants                                 --       29,173      46,324        78,122        75,004
 Assumed conversion of $13.8 million
  7% convertible subordinated
  subordinated debentures (C)                --    1,491,892   1,491,892     1,275,262           - -
                                    ------------ ------------ -----------   -----------   -----------
Weighted average number of common
 and common equivalent shares         5,398,526    5,260,057   5,157,554     4,929,518     3,579,978
                                    ============ ============ ===========   ===========   ===========

Net income                           $4,345,815   $3,133,240  $2,402,078    $1,966,743    $1,855,927
 Add: Interest on $13.8 million 7%
   convertible subordinated deben-
   tures, net of income tax effect      153,184      616,695     616,695       515,041           - -
  Amortization of debt issuance
   costs, net of income tax effect       13,781       55,158      55,158        45,915           - -
                                    ------------ ------------ -----------   -----------   -----------
Total                                $4,512,780   $3,805,093  $3,073,931    $2,527,699    $1,855,927
                                    ============ ============ ===========   ===========   ===========
Earnings per common and common
 equivalent share                         $0.84        $0.72       $0.60         $0.51         $0.52
                                    ============ ============ ===========   ===========   ===========
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[FN]
(A)  All shares have been adjusted to give effect to the 2 for 1 stock split effective July 15, 1994.
(B)  Some of the stock options have not been included because they are antidilutive.
(C)  Assumed conversion at the date of issuance on April 23, 1993.

                                                                 -26-
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